CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-252833 on Form S-6 of our report dated April 9, 2021, relating to the financial statement of FT 9264, comprising Dow(R) Target 10 Apr. '21 - Term 5/9/22 (The Dow(R) Target 10 Portfolio, April 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 9, 2021